    As filed with the Securities and Exchange Commission on October 20, 2000

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ----------------------



                         WEATHERFORD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                    04-2515019
(State or other jurisdiction of incorporation or           (I.R.S Employer
               organization)                              Identification No.)

          515 POST OAK BOULEVARD,
                 SUITE 600                                      77027
              HOUSTON, TEXAS                                  (Zip Code)
    (Address of Principal Executive Offices)


   WEATHERFORD INTERNATIONAL, INC. 1998 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plan)


                             BERNARD J. DUROC-DANNER
                         WEATHERFORD INTERNATIONAL, INC.
                        515 POST OAK BOULEVARD, SUITE 600
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 693-4000
          (Telephone number, including area code, of agent for service)

                             ----------------------


                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
TITLE OF SECURITIES TO BE                 AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
        REGISTERED                         REGISTERED              SHARE(1)              PRICE(1)                FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value             3,295,880(2)            $37.15625          $122,462,541.25            $32,332
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of Common Stock as reported by the New York Stock Exchange, Inc. on October 18, 2000.

(2) Includes (i) 3,295,880 shares of Common Stock for the Weatherford International, Inc. 1998 Employee Stock Option Plan and (ii) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions foregoing plan.


================================================================================

EXPLANATORY NOTE: On May 9, 2000, Weatherford International, Inc., a Delaware corporation (the "Registrant"), filed a Registration Statement on Form S-8 (Reg. No. 333-36598) to register, among other things, 11,704,120 shares of the Registrant's common stock, $1.00 par value (the "Common Stock"), to be offered upon the terms and subject to the conditions of the Weatherford International, Inc. 1998 Employee Stock Option Plan, as amended (the "Plan"). Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 to register additional shares of the Common Stock to be offered upon the terms and subject to the conditions of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant incorporates by reference in this Registration Statement the following documents:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

     3. The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000;

     4. The Registrant's Current Report on Form 8-K dated January 31, 2000;

     5. The Registrant's Current Report on Form 8-K dated February 11, 2000;

     6. The Registrant's Current Report on Form 8-K dated March 6, 2000;

     7. The Registrant's Current Report on Form 8-K dated April 17, 2000;

     8. The Registrant's Current Report on Form 8-K dated June 19, 2000;

     9. The Registrant's Current Report on Form 8-K dated July 27, 2000; and

     10. The description of the Common Stock contained in a registration statement on Form 8-A (filed May 19, 1994) and as amended by the Registrant's Registration Statement on Form S-3 (Registration No. 333-44272), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Pursuant to General Instruction E, the information required by this item is incorporated by reference to Item 4 of the Registrant's Registration Statement on Form S-8 (Reg. No. 333-36598), filed on May 9, 2000.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Burt M. Martin, Vice President-Legal and Associate General Counsel of the Registrant, is eligible to participate in the Plan and holds options to purchase 114,013 shares of Common Stock thereunder.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to General Instruction E, the information required by this item is incorporated by reference to Item 6 of the Registrant's Registration Statement on Form S-8 (Reg. No. 333-36598), filed on May 9, 2000.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Pursuant to General Instruction E, the information required by the item is incorporated by reference to Item 7 of the Registrant's Registration Statement on Form S-8 (Reg. No. 333-36598), filed on May 9, 2000.


ITEM 8. EXHIBITS.

         4.1  -   Amended and Restated Certificate of Incorporation of the
                  Registrant, as amended (incorporated by reference to Exhibit
                  No. 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-13086).

         4.2  -   Amended and Restated By-laws of the Registrant, as amended
                  (incorporated by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K (File 1-13086), filed
                  June 2, 1998).

         4.3  -   Certificate of Designation of the Registrant's Series A
                  Preferred Stock, par value $1.00 per share (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3
                  (Reg. No. 333-41344)).

         4.4  -   Amended and Restated Credit Agreement dated as of May 27,
                  1998, among EVI, Inc., EVI Oil Tools Canada Ltd., Chase Bank of Texas, National Association, as U.S. Administrative Agent,
                  The Bank of Nova Scotia, as Documentation Agent and Canadian
                  Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes
                  (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K (File 1-13086) filed
                  June 16, 1998).

         4.5  -   Indenture dated as of October 15, 1997, between EVI, Inc.
                  and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit No. 4.13 to the Registrant's Registration
                  Statement on Form S-3 (Reg. No. 333-45207)).

         4.6  -   First Supplemental Indenture dated as of October 28, 1997, between EVI, Inc. and The Chase Manhattan Bank, as Trustee
                  (including Form of Debenture) (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K
                  (File 1-13086) filed November 5, 1997).

         4.7  -   Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson,
                  Lufkin & Jenrette Securities Corporation, Credit Suisse First
                  Boston Corporation, Lehman Brothers Inc., Prudential
                  Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File 1-13086) filed November 5, 1997).

         4.8  -   Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.9  -   First Supplemental Indenture dated and effective as of May
                  27, 1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal
                  Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on
                  Form 8-K (File No. 1-7867) filed June 2, 1996).

         4.10 - Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15, 2006 (incorporated by reference to Exhibit 4.2 to Weatherford Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

         4.11 - Participation Agreement dated December 8, 1998, by and among Weatherford Enterra Compression Company, L.P., ABN AMRO Bank N.V., as Administrative Agent, Arranger and Syndication Agent, Chase Bank of Texas, National Association, and the Lessors listed on Schedule I thereto (incorporated by reference to Exhibit 4.16 to Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.12 - Master Lease Intended as Security dated as of December 8, 1998, between Weatherford Enterra Compression Company, L.P., as Lessee, and ABN AMRO Bank N.V., as Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.13 - Guaranty Agreement dated as of December 8, 1998, between Weatherford International, Inc. and ABN AMRO Bank N.V., as Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-65663)).

         4.14 - Second Supplemental Indenture dated June 30, 2000, between Weatherford International, Inc. and The Bank of New York, as trustee (including form of Debenture) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

         4.15 - Registration Rights Agreement dated June 30, 2000, between Weatherford International, Inc. and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated June 19, 2000 (File No. 1-13086)).

         4.16 - Weatherford International, Inc. 1998 Employee Stock Option Plan, including form of agreement for officers.

         4.17 - Amendment to Stock Option Programs (incorporated by reference to Exhibit 4.19 to the Registrant's Registration Statement on Form S-8 (Reg. No. 333-36598)).

         5.1  -   Opinion of Burt M. Martin, Vice President-Legal and
                  Associate General Counsel of the Registrant.

         23.1 - Consent of Burt M. Martin, Vice President-Legal and General Counsel of the Registrant (included in Exhibit 5.1).

         23.2 - Consent of Arthur Andersen LLP with respect to Weatherford International, Inc.

         23.3 - Consent of Ernst & Young LLP with respect to the financial statements of Dailey International Inc.

         24.1 - Powers of Attorney (included on page II-6 of this Registration Statement).


ITEM 9. UNDERTAKINGS.

     Pursuant to General Instruction E, the information required by this item is incorporated by reference to Item 9 of the Registrant's Registration Statement on Form S-8 (Reg. No. 333-36598), filed on May 9, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 20, 2000.


                                     WEATHERFORD INTERNATIONAL, INC.


                                     By:    /s/ Bernard J. Duroc-Danner
                                         -------------------------------------
                                               Bernard J. Duroc-Danner
                                          President, Chief Executive Officer,
                                         Chairman of the Board and Director
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bernard J. Duroc-Danner and Curtis W. Huff, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Signature                                Title                                Date
         ---------                                -----                                ----
/s/ Bernard J. Duroc-Danner         President, Chief Executive Officer,           October 20, 2000
-----------------------------        Chairman of the Board and Director
  Bernard J. Duroc-Danner              (Principal Executive Officer)

    /s/ Curtis W. Huff               Executive Vice President and Chief           October 20, 2000
-----------------------------                Financial Officer
      Curtis W. Huff                   (Principal Financial Officer)

   /s/Lisa W. Rodriguez                  Vice President-Accounting                October 20, 2000
-----------------------------                  and Controller
     Lisa W. Rodriguez                 (Principal Accounting Officer)

   /s/ Philip Burguieres                          Director                        October 20, 2000
-----------------------------
     Philip Burguieres

   /s/ David J. Butters                           Director                        October 20, 2000
-----------------------------
     David J. Butters

   /s/ Sheldon B. Lubar                           Director                        October 20, 2000
-----------------------------
     Sheldon B. Lubar

  /s/ William E. Macaulay                         Director                        October 20, 2000
-----------------------------
    William E. Macaulay

   /s/ Robert B. Millard                          Director                        October 20, 2000
-----------------------------
     Robert B. Millard

 /s/ Robert K. Moses, Jr.                         Director                        October 20, 2000
-----------------------------
   Robert K. Moses, Jr.

    /s/ Robert A. Rayne                           Director                        October 20, 2000
-----------------------------
      Robert A. Rayne

                               INDEX TO EXHIBITS

     EXHIBIT
     NUMBER                             DESCRIPTION
     -------                            -----------
      4.1         Amended and Restated Certificate of Incorporation of the
                  Registrant, as amended (incorporated by reference to Exhibit
                  No. 3.1 to the Registrant's Annual Report on Form 10-K for the
                  year ended December 31, 1998 (File No. 1-13086).

      4.2         Amended and Restated By-laws of the Registrant, as amended
                  (incorporated by reference to Exhibit No. 3.2 to the Registrant's Current Report on Form 8-K (File 1-13086) filed
                  June 2, 1998).

      4.3         Certificate of Designation of the Registrant's Series A
                  Preferred Stock, par value $1.00 per share (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3
                  (Reg. No. 333-41344)).

      4.4         Amended and Restated Credit Agreement dated as of May 27,
                  1998, among EVI Weatherford, Inc., EVI Oil Tools Canada Ltd.,
                  Chase Bank of Texas, National Association, as U.S.
                  Administrative Agent, The Bank of Nova Scotia, as
                  Documentation Agent and Canadian Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the other Lenders defined therein, including the forms of Notes (incorporated by reference to Exhibit No. 4.1 to the Registrant's Current Report on Form 8-K
                  (File 1-13086) filed June 16, 1998).

      4.5 Registration Rights Agreement dated November 3, 1997, by and among EVI, Inc., Morgan Stanley & Co. Incorporated, Donaldson,
                  Lufkin & Jenrette Securities Corporation, Credit Suisse First
                  Boston Corporation, Lehman Brothers Inc., Prudential
                  Securities Incorporated and Schroder & Co. Inc. (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K (File No. 1-13086) filed November 5, 1997).

      4.6         Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

      4.7         First Supplemental Indenture dated and effective as of May 27,
                  1998, by and among EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal
                  Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K
                  (File No. 1-13086) filed June 2, 1996).

      4.8         Indenture dated May 17, 1996, between Weatherford Enterra,
                  Inc. and Bank of Montreal Trust Company, as Trustee
                  (incorporated by reference to Exhibit 4.1 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

      4.9         First Supplemental Indenture dated and effective as of May 27,
                  1998, between EVI Weatherford, Inc., the successor by merger to Weatherford Enterra, Inc., and Bank of Montreal Trust
                  Company, as Trustee (incorporated by reference to Exhibit 4.1 to Weatherford Enterra, Inc.'s Current Report on Form 8-K
                  (File No. 1-7867) filed June 2, 1996).

      4.10        Form of Weatherford Enterra, Inc.'s 7 1/4% Notes due May 15,
                  2006 (incorporated by reference to Exhibit 4.2 to Weatherford
                  Enterra, Inc.'s Current Report on Form 8-K (File No. 1-7867) dated May 28, 1996).

      4.11        Participation Agreement dated December 8, 1998, by and among
                  Weatherford Enterra Compression Company, L.P., ABN AMRO Bank
                  N.V., as Administrative Agent, Arranger and Syndication Agent,
                  Chase Bank of Texas, National Association, and the Lessors listed on Schedule I thereto (incorporated by reference to Exhibit 4.16 to Amendment No. 2 to the Registrant's
                  Registration Statement on Form S-4 (Reg. No. 333-65663)).

      4.12        Master Lease Intended as Security dated as of December 8,
                  1998, between Weatherford Enterra Compression Company, L.P., as Lessee, and ABN AMRO Bank N.V., as Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.17 to Amendment No. 2 to the Registrant's Registration Statement on
                  Form S-4 (Reg. No. 333-65663)).

      4.13        Guaranty Agreement dated as of December 8, 1998, between
                  Weatherford International, Inc. and ABN AMRO Bank N.V., as
                  Administrative Agent for the Lessors (incorporated by reference to Exhibit 4.18 to Amendment No. 2 to the Registrant's Registration Statement on Form S-4 (Reg. No.
                  333-65663)).

      4.14        Second Supplemental Indenture dated June 30, 2000, between
                  Weatherford International, Inc. and The Bank of New York, as trustee (including form of Debenture) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

      4.15        Registration Rights Agreement dated June 30, 2000, between
                  Weatherford International, Inc. and Morgan Stanley & Co.
                  Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K (File No. 1-13086) dated June 19, 2000).

      4.16        Weatherford International, Inc. 1998 Employee Stock Option
                  Plan, including form of agreement for officers.

      4.17 Amendment to Stock Option Programs (incorporated by reference to Exhibit 4.19 to the Registrant's Registration Statement on
                  Form S-8 (Reg. No. 333-36598)).

      5.1         Opinion of Opinion of Burt M. Martin, Vice President-Legal and
                  Associate General Counsel of the Registrant.

      23.1        Consent of Burt M. Martin, Vice President-Legal and General
                  Counsel of the Registrant (included in Exhibit 5.1).

      23.2        Consent of Arthur Andersen LLP with respect to Weatherford
                  International, Inc.

      23.3 Consent of Ernst & Young LLP with respect to the financial statements of Dailey International Inc.

      24.1        Powers of Attorney (included on page II-6 of this Registration
                  Statement).